SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[ ] Definitive Proxy Statement                 the Commission Only (as
[x] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                                  Epitope, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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[LOGO]
                                  Epitope, Inc.
                             8505 SW Creekside Place
                             Beaverton, Oregon 97008

                                 (503) 641-6115
                               Fax (503) 643-2781



                                  May 27, 1997


Dear Shareholder:

As you know, the 1997 annual meeting of shareholders of Epitope, Inc. has been adjourned from its originally scheduled date. The meeting will be reconvened on Tuesday, June 17, 1997, at 9:00 a.m., at the Greenwood Inn, 10700 S.W. Allen Blvd., Beaverton, Oregon. Holders of Epitope Common Stock of record at the close of business on March 7, 1997, are entitled to vote at the reconvened meeting. We hope that you will be able to attend.

A new proxy card is included with this letter, as explained below. You may use the new card to vote on the items to be considered at the reconvened meeting. IF YOU PREVIOUSLY DATED, SIGNED, AND RETURNED THE PROXY CARD SENT TO YOU IN MARCH, YOU DO NOT NEED TO SEND US THE ENCLOSED CARD UNLESS YOU WANT TO CHANGE YOUR VOTING INSTRUCTIONS.

Reasons for Adjournment
-----------------------

We are in the process of rescinding our acquisition of Andrew and Williamson Sales, Co. (A&W). We have also decided to withdraw, for the time being, the proposal to create a new class of common stock called Agritope Stock. The board of directors adjourned the annual meeting to June 17 so that we could send you additional information about these developments.

A&W Rescission. As you know, we acquired A&W in December 1996. After A&W frozen strawberries grown in Mexico were alleged to be associated with an outbreak of Hepatitis A in Michigan, we learned that Fred L. Williamson, president and a former owner of A&W, had certified the strawberries as U.S. grown. The certification occurred before we acquired A&W. Mr. Williamson is no longer an executive officer of Epitope.

We recently entered into an agreement with A&W and the former owners to rescind the acquisition. The former owners have agreed to return the 520,000 shares of Epitope Common Stock we used to acquire A&W, in exchange for the outstanding A&W common stock. Under the agreement, we will also receive A&W nonvoting preferred stock with a liquidation preference of $5.7 million, in return for cancellation of loans made to A&W.

One of the former owners of A&W died on April 11, 1997. The other former owners have agreed to personally guarantee the $6.5 million credit facility provided by A&W's bank in connection with the rescission agreement. The facility is also secured by A&W accounts

                                      - 2 -                         May 27, 1997


receivable and inventory. Our guarantee of the facility will continue through November 1, 1998. The former owners guaranteeing the facility have agreed to reimburse us for any amounts we are required to pay under our guarantee. Closing of the recission transaction is expected to occur shortly.

Withdrawal of Item 2, the Agritope Stock Proposal. The rescission of the A&W acquisition will substantially change the composition of our agricultural biotechnology group, Agritope. Consequently, we have decided to withdraw the Agritope Stock proposal, which appeared as item 2 in the 1997 Notice of Annual Meeting and Prospectus/Proxy Statement we sent you in March (the March Proxy Materials). Accordingly, the proposal will not be acted upon at the reconvened meeting. The board of directors intends to study the Agritope Stock proposal further and may submit a revised proposal to you for approval at a later meeting.

Items to be Voted On
--------------------

The remaining items that will be submitted for a vote at the reconvened meeting are item 1, the election of three Class I directors, item 3, amendment of the Epitope, Inc. 1991 Stock Award Plan (the Award Plan), and item 4, amendment of the Epitope, Inc. 1993 Employee Stock Purchase Plan (the Purchase Plan).

Item 1. With respect to item 1, complete information about the nominees for director appears in the March Proxy Materials. If you would like another copy of the March Proxy Materials, contact us as described below under "Additional Information."

Items 3 and 4. Items 3 and 4, the proposals to amend the Award Plan and Purchase Plan, are also described in the March Proxy Materials. The proposed amendments to each plan include provisions relating to Agritope Stock, which were intended to dovetail with the Agritope Stock proposal. Among other things, these provisions authorize grants of new awards under the Award Plan for up to 1,000,000 shares of Agritope Stock and the issuance of up to 250,000 shares of Agritope Stock pursuant to new subscriptions under the Purchase Plan. Until shareholders approve a revised proposal authorizing the creation of Agritope Stock as a class of common stock of Epitope, these provisions in the Award Plan and the Purchase Plan will not take effect, even if items 3 and 4 are approved at the reconvened meeting.

Item 3: Award Plan Amendments. Other provisions of the proposed amendments to the Award Plan do not depend on approval of the Agritope Stock proposal and will take effect if Item 3 is approved at the reconvened meeting. These provisions include:

         1. An increase in the number of shares of Epitope Common Stock authorized for issuance under the Award Plan by 1,000,000 shares;

         2. The addition of a limitation on the number of shares subject to options that may be granted under the Award Plan to a single individual during a given fiscal year to 500,000 shares; and

                                      - 3 -                         May 27, 1997



         3. The deletion of Article 14 of the Award Plan regarding awards to nonemployee directors, which will have the effect of authorizing the board of directors to grant awards to nonemployee directors pursuant to the Award Plan from time to time in its discretion and in accordance with its fiduciary obligations to Epitope and its shareholders.

If the Agritope Stock proposal had been adopted, Epitope Common Stock would have been renamed Epitope Medical Products Common Stock. Accordingly, the proposed amendments to the Award Plan refer to Epitope Medical Products Common Stock. If the amendments are approved, references in the Award Plan to Epitope Medical Products Common Stock will be treated as references to Epitope Common Stock so long as Epitope has only one class of common stock outstanding.

As a result of the withdrawal of the Agritope Stock proposal, the options shown in the New Plan Benefits table on page 58 of the March Proxy Materials will not be granted. No decisions have been made concerning awards relating to the additional 1,000,000 shares of Epitope Common Stock that will become available for grant upon approval of the proposed amendments to the Award Plan.

Item 4: Purchase Plan Amendment. If amendment of the Purchase Plan is approved at the reconvened meeting, the number of shares of Epitope Common Stock subject to the Purchase Plan will be increased by 250,000 shares. The number of shares presently available for new subscriptions under the Purchase Plan is 199,405 shares.

As with the Award Plan, references to Epitope Medical Products Common Stock in the Purchase Plan as proposed to be amended will be treated as references to Epitope Common Stock so long as Epitope continues to have only one class of common stock outstanding.

Additional Information
----------------------

The March Proxy Materials included detailed information regarding Epitope, its directors and executive officers, executive compensation for the past three fiscal years, and the Award Plan and Purchase Plan; a description of Epitope's business; an analysis of its results of operations and financial condition for the past three fiscal years; and its audited financial statements and related notes for the years ended September 30, 1996, 1995 and 1994 (including audited balance sheets at September 30, 1996 and 1995); as well as extensive information concerning the Agritope Stock proposal and A&W. Additional information regarding items 1, 3, and 4 appears on pages 29-32, 55-60, and 61-63, respectively, of the March Proxy Materials.

If you would like to receive another copy of the March Proxy Materials, please call Mary W. Hagen at (503) 641-6115, or write the Investor Relations Department at Epitope, Inc., 8505 S.W. Creekside Place, Beaverton, Oregon 97008.

On May 22, 1997, the closing price of Epitope Common Stock as reported on the National Market tier of The Nasdaq Stock Market was $9.6875.

                                      - 4 -                         May 27, 1997



Board Recommendations
---------------------

The board of directors recommends that you vote:

         1. FOR ITEM 1, which will result in the re-election of W. Charles Armstrong, Adolph J. Ferro, Ph.D., and Roger L. Pringle as Class I directors for a term of office expiring at the annual meeting in the year 2000;

         2. FOR ITEM 3, which, among other matters, will increase the number of shares of Epitope Common Stock available for issuance under the Award Plan by 1,000,000 shares; and

         3. FOR ITEM 4, which, among other matters, will increase the number of shares of Epitope Common Stock available for issuance under the Purchase Plan by 250,000 shares.

Proxy Cards
-----------

A proxy card and a pre-addressed, postage prepaid envelope are enclosed for your use in voting at the reconvened meeting. IF YOU PREVIOUSLY DATED, SIGNED, AND RETURNED THE PROXY CARD SENT TO YOU WITH THE MARCH PROXY MATERIALS, YOU DO NOT NEED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD UNLESS YOU WISH TO CHANGE YOUR VOTING INSTRUCTIONS.

Thank you for your continued interest and support.

Sincerely,


/s/ Adolph J. Ferro                                   /s/ Roger L. Pringle
Adolph J. Ferro, Ph.D.                                Roger L. Pringle
President and Chief Executive Officer                 Chairman

PROXY

                                  EPITOPE, INC.
                       1997 ANNUAL MEETING OF SHAREHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Adolph J. Ferro, Ph.D., and Gilbert N. Miller, and each of them, proxies with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of Epitope, Inc. (the "Company"), which has been adjourned to June 17, 1997, and at any further adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS DIRECTORS AND FOR ITEMS 3 AND 4. Item 2, the Agritope Stock Proposal, has been withdrawn and will not be acted upon at the meeting. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

          PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                  (Continued and to be signed on reverse side.)



                              FOLD AND DETACH HERE






                                  EPITOPE, INC.


                       1997 ANNUAL MEETING OF SHAREHOLDERS

                                  ADJOURNED TO
                             TUESDAY, JUNE 17, 1997

                         Please mark your votes as indicated in this example [X]

1.       Election of Class I Directors      FOR      WITHHOLD
         (Term Expiring 2000)               [ ]          [ ]
         W. Charles Armstrong
         Adolph J. Ferro, Ph.D.
         Roger L. Pringle
(Instruction: To withhold authority to vote for any individual nominee, mark FOR and strike a line through the nominee's name in the list above. To withhold authority to vote for all nominees, mark WITHHOLD.)

2.       Agritope Stock Proposal -
         WITHDRAWN

3.       Approval of amendments
         to the Company's 1991
         Stock Award Plan.

         FOR      AGAINST     ABSTAIN
         [ ]        [ ]         [ ]

4.       Approval of amendments to the
         Company's 1993 Employee Stock
         Purchase Plan.

         FOR      AGAINST     ABSTAIN
         [ ]        [ ]         [ ]




Signature(s) --------------------------------------- Dated: --------------, 1997

         Please date and sign exactly as your name ppears on this Proxy.
If signing for estates, trusts, partnerships or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.







                              FOLD AND DETACH HERE






                                  EPITOPE, INC.



                       1997 ANNUAL MEETING OF SHAREHOLDERS

                                  ADJOURNED TO
                             TUESDAY, JUNE 17, 1997